Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”), dated as of January 23, 2015, is entered into between FRANCISCUS DIABA (“Executive”) and ENDEAVOR IP, INC., a Nevada corporation (the "Corporation").

RECITALS

WHEREAS, the Executive and the Corporation are parties to the Employment Agreement, dated as of November 7, 2014 (the “Agreement”), and wish to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.           Section 2.  The first two sentences of Section 2 of the Agreement are deleted in full and replaced with the following:

“The Executive shall serve as the President, Chief Executive Officer, and Chairman of the Board of Directors of the Corporation, with such duties, responsibilities and authority as are commensurate and consistent with his positions, as may be, from time to time, assigned to him by the Corporation’s board of directors in his capacities as the President, Chief Executive Officer, and Chairman of the Board of Directors. The Executive shall report directly to the board of directors of the Corporation.”

3.           Reference to Agreement.  After the date of this Amendment, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

4.           Full Force and Effect.  Except as expressly modified by this Amendment, the Agreement is unmodified and this Amendment shall not impair the full force and effect of the Agreement.

5.           Choice of Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles.

6.           Counterparts.  This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Corporation and the Executive have caused this Amendment to be executed as of the date first written above.

ENDEAVOR IP, INC.

/s/ Andrew Uribe                               s/ Franciscus Diaba
Andrew Uribe, Director                    FRANCISCUS DIABA